Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260281, the Post-Effective Amendment No. 2 to Form S-1 on Form S-3, Registration Statement No. 333-267785 on Form S-3 and Registration Statement Nos. 333-261455, 333-261736, 333-265562, 333-273296, and 333-280538 on Form S-8 of our report dated March 17, 2025 relating to the financial statements of Vicarious Surgical Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 17, 2025